Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.20

Voting Trust Agreement

This Voting Trust Agreement (this “Agreement”) is executed by and among the following Parties as of 23 March 2015 in Shanghai, the People’s Republic of China (“PRC”):

Shanghai Huiyuan Management Consulting Company Limited, a limited liability company organized and existing under the laws of PRC, with its address at Room 202-1, No. 13, 1502 Lane, Luoshan Road, Pudong District, Shanghai (“Proxy”).

Shanghai Xiongguo Corporation Management Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at 1106-B, 60 Mudan Road, Pudong District, Shanghai (“Xiongguo”).

Shanghai Huikang Information Technology Co., Ltd., a limited liability company organized and existing under the laws of PRC, with its address at 1001-H, 60 Mudan Road, Pudong District, Shanghai (“Huikang”).

Xiongguo and Huikang shall be individually referred to as a “Principal” and collectively referred to as “Principals”.

Shanghai Lujiazui International Financial Asset Exchange Co., Ltd., a limited company organized and existing under the laws of PRC, with its address at 13/F, No. 1333 Lujiazui Ring Road, Pudong District, Shanghai (“OpCo”).

In this Agreement, each of Proxy, a Principal and OpCo shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	Each Principal is a registered shareholder of OpCo, and they together hold 100% of the equity interests in OpCo with their respective shareholding as follows:

Xiongguo	99.995%
Huikang	0.005%

The total equity interests in OpCo held by a Principal shall be referred to as the “Shares”.

2.	OpCo and Proxy entered into the Exclusive Business Cooperation Agreement on 23 March 2015 (the “Services Agreement”);

3.	Each Principal desires to enter into this Agreement with Proxy, to entrust Proxy to exercise voting, management, and other shareholder rights of OpCo on its behalf.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	ENTRUSTMENT OF VOTING RIGHTS AND OTHER SHAREHOLDER RIGHTS

1.1

According to the conditions and terms hereunder, each Principal hereby exclusively entrusts and authorizes Proxy to exercise voting, management, and other shareholder rights of OpCo on its behalf. The powers and rights of Proxy granted under the said exclusive entrustment include but not limited to the following:

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

(1)	propose, convene and attend shareholders’ meetings of OpCo;

(2)

exercise all the shareholder’s rights and shareholder’s voting rights that each Principal is entitled to under the laws of China and OpCo’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Shares in part or in whole, and participate in dividend distributions or any other type of distribution of OpCo;

(3)

designate and appoint on behalf of each Principal the legal representative (chairperson), the director, supervisor, the chief executive officer (or general manager) and other senior management members of OpCo;

(4)	sign minutes and file documents with the relevant companies registry; and

(5)	exercise voting rights on the winding up of OpCo on behalf of each Principal.

1.2	For Proxy’s effective implementation and exercise of each power and right granted under Article 1.1 above, all Principals hereby jointly and severally commit and agree as follows:

1.2.1

If any law, regulation, or government body requires any Principal to issue or execute special power of attorney, governmental application documents, or similar documents or requires any Principal to carry out related procedures (such as notarization of power of attorney) with respect to a specific matter under entrustment, it shall immediately issue and/or cooperate to execute related documents per such requirements;

1.2.2

Each Principal shall promptly take all necessary actions to ensure due implementation of all OpCo related resolutions made by the board of directors or shareholders’ meeting of the Proxy, Each Principal shall not, in the capacity of OpCo’s shareholder, delay or refuse the passing and/or implementation of any said resolution at the OpCo; and

1.2.3	Upon written request by the Proxy, each Principal shall appoint the individual, designated by the Proxy, as legal representative and/or director or any other position of the OpCo.

1.3	For the effective exercise of the powers and rights granted to the Proxy under Article 1.1, the OpCo hereby commits and agrees as follows:

1.3.1

Subject to applicable laws and regulations, the OpCo shall carry out the OpCo related resolutions made by the board of directors or the shareholders’ meeting of the Proxy, including but not limited to the immediate provision and / or the execution of relevant documents as requested by the Proxy;

1.3.2

The OpCo shall assist the Proxy to understand the details of its operation. Upon reasonable prior notice by the Proxy, the OpCo shall provide the Proxy any corporate books, accounts, records and other documents. The Proxy is entitled to extract or photocopy such books, accounts, records and other documents; and

1.3.3

The OpCo shall provide all other necessary assistance, including but not limited to promptly sign the shareholders’ resolution of the OpCo made by Proxy and other relevant legal documents when necessary (such as to meet the authorities’ request on documents required for approval, registration and filing).

1.4

Without limiting the generality of the powers and rights granted hereunder, Proxy shall have the power and authority under this Agreement to execute the Transfer Agreements stipulated in the Exclusive Equity Interest Option Agreement, to which a Principal is requested to be a party thereof, on behalf of the Principal, and to perform the terms of the Share Pledge Agreements, Exclusive Equity Interest Option Agreements, and Exclusive Asset Option Agreement, to which a Principal is a party. For purpose of the aforesaid, a “Share Pledge Agreement”, “Exclusive Equity Interest Option Agreement”, and “Exclusive Asset Option Agreement” shall respectively refer to the relevant agreement entered into among Principal(s), OpCo and Proxy, dated the date hereof.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

1.5

The exercise of any rights attached to the Shares by the Proxy shall be deemed as the actions of the relevant Principal, and all the documents related thereto executed by the Proxy shall be deemed to be executed by the relevant Principal. When acting in respect of any and all of the aforementioned matters, the Proxy may act at its own discretion and does not need to seek the prior consent of any Principal. Each Principal hereby acknowledges and ratifies those actions and/or documents by the Proxy and acknowledges and accepts the legal consequences arising therefrom.

1.6

Each Principal acknowledges that under no circumstances shall the Proxy be required to be held liable to or make economic or other compensations for any other or third parties as a result of its exercise of the rights granted hereunder. Each Principal agrees to indemnify the Proxy and hold it harmless from any and all losses that are or may be incurred by the Proxy as a result of the exercise by it of the rights granted hereunder, including but not limited to the losses arising from any actions, recourses, arbitrations, claims or government investigations or punishments filed against it by any third parties, unless such losses are incurred as a result of the Proxy’s willful misconduct or gross negligence.

1.7

Within the term of proxy, without prior written consent of the Proxy, no Principal shall early terminate or rescind this Agreement or take any actions or inactions against or inconsistent with the exercise by the Proxy of the powers and rights granted to it under Article 1.1.

1.8

Within the term of proxy, each Principal shall not (and shall not procure the OpCo to) take any action against or inconsistent with the resolutions made by the board of directors or the shareholders’ meeting of the Proxy.

1.9

Each Principal shall not take any action to dispute, challenge, contest or work against the validity and enforceability of the Service Agreement and this Agreement and of the transactions carried out under the Service Agreement and this Agreement.

1.10

If any operation or decision of the OpCo is subject to the approval by any Principal, in the capacity of shareholder, without prior written consent of the board of directors of the Proxy, any Principal shall not resolve on any approval.

1.11

Without prior written consent of the Proxy, any Principal shall not enter into any contract or agreement binding upon the OpCo or take any action increasing the obligation of the OpCo or in breach of this Agreement.

1.12

The Proxy may, by giving written notice to all Principals and the OpCo, assign the powers and rights granted to it under Article 1.1 to any individual or entity (including but not limited to the senior management of the Proxy) without consent of any Principal or the OpCo. Once a Principal receives the written notice from the Proxy and if it is necessary, the Principal shall issue power of attorney to the individual or entity as designated in the written notice and grant the corresponding powers and rights thereto. The OpCo shall render all necessary assistance referred to hereunder to the individual or entity. However, the Proxy may give written notice to all Principals and the OpCo to withdraw the power of attorney granted to the individual or entity. Once a Principal receives the written notice from the Proxy, the Principal shall immediately withdraw the power of attorney granted to the individual or entity as per the written notice and the OpCo shall immediately cease rendering any relevant assistance.

1.13

During the term of this Agreement, each Principal hereby waives all the powers and rights associated with the Shares, which have been granted to Proxy hereunder, and shall not exercise such powers and rights on its own.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

1.14

In the event of a Principal’s disqualification, incapacitation or any other circumstances which could affect such Principal’s holding of the OpCo’s Shares, the successor of such Principal shall inherit any and all of such Principal’s rights and obligations under this Agreement as if such successor was a signing party to this Agreement. So long as a Principal or its successor(s) is/are an equity holder of, or has control over, the OpCo, this Agreement shall be irrevocably and continuously valid and effective from the date of its execution, unless the Proxy otherwise advises in writing.

2.	REPRESENTATIONS AND WARRANTIES

Each Principal and the OpCo respectively represents and warrants to the Proxy that

(a)	it has all the powers and capacities to enter into this Agreement and perform all the obligations and duties hereunder;

(b)	its performance of the obligations and duties hereunder is legal, valid, binding and enforceable pursuant to the terms thereof;

(c)

carry out and satisfy all actions, conditions and events that shall be carried out, satisfied or implemented (including obtaining all necessary consents, approvals and authorisations, if required by law) so that

(i)	it may legally enter into this Agreement, exercise its rights hereunder, and perform and comply with its obligations and duties hereunder;

(ii)	it can ensure its obligations and duties hereunder are legal, valid and binding; and

(iii)	this Agreement becomes admissible evidence under the applicable laws.

(d)

its entering into of this Agreement, exercise of the rights hereunder, and performance and compliance of the obligations and duties hereunder neither breach or contravene any of the following or exceed any powers or restrictions granted or imposed by any of the following:

(i)	any laws, ordinances, regulations, or rules, any judgments, orders or arbitrations, or any consents, approvals or authorisations that it shall comply with; or

(ii)	its articles of association or any provision of any other applicable document or constitutional document; or

(iii)	any provision in any agreement or document to which it is a party or by which any of its assets is bound.

(e)

it has obtained all the approvals and authorisations from any government or other organisations (if so required by law) or any of its proxys that are necessary for the entering into and execution and the validity of this Agreement, and all the approvals and authorisations are fully effective.

3.	INDEMNIFICATION

3.1

If a Party hereto fails to perform any of its obligations hereunder, or if any of its representations or warranties hereunder is untrue or inaccurate, the Party has breached this Agreement, and it shall continue the performance of its obligations hereunder and compensate the other Parties all the losses incurred thereby.

3.2

For avoidance of doubt, each Principal and the OpCo jointly and severally undertake and agree that if either a Principal or the OpCo actively terminates this Agreement (“Material Breach”) and refuses to continue the performance hereof, the Proxy may claim against any Principal and/or the OpCo for liquidated damages of the RMB equivalent of USD10,000,000. If the losses actually incurred in the Material Breach exceed the liquidated damages, the Proxy may claim for the damages for the actual losses. The liquidated damages and the compensation for losses incurred in the Material Breach do not prejudice the Proxy to obtain other remedies available to it under laws or relevant agreements, including but not limited to that each Principal and the OpCo shall immediately continue the performance of its obligations, duties or representations and warranties hereunder.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

3.3

If any Principal ceases holding any Shares in the OpCo (“Exit”), from the date of the Exit and without any prejudice to the entrustment made hereunder before the Exit, the Principal shall no longer be subject to any obligations or duties hereunder.

3.4

For purpose of this Article, “active termination” means wilful termination for reasons attributed to a Party (excluding any requirements in laws, regulations, department rules and regulatory documents, any requirements by government agencies, or breaches by other Parties).

4.	WAIVER; ACCUMULATIVE REMEDIES

4.1

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

4.2

No single or partial exercise of any right or remedy under this Agreement will preclude or restrict the further exercise of any such right or remedy. The rights and remedies of each Party provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

5.	SEVERABILITY

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

6.	TERM OF PROXY

The term of authorization of the powers and rights to the Proxy hereunder shall be consistent with that of the Exclusive Business Cooperation Agreement executed between the Proxy and OpCo.

7.	NOTICES

7.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(i)

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

(ii)	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Proxy: Shanghai Huiyuan Management Consulting Company Limited

Address: [***]

Attn: [***]

Xiongguo:

Address: [***]

Attn: [***]

Huikang:

Address: [***]

Attn: [***]

OpCo: Shanghai Lujiazui International Financial Asset Exchange Co., Ltd.

Address: [***]

Attn: [***]

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.	CONFIDENTIALITY

8.1

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	GOVERNING LAW, RESOLUTION OF DISPUTES AND CHANGE IN LAWS

9.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

9.2

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Shanghai, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

9.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

9.4

In case of promulgation or any change to or in any Chinese law, regulation or rule, or any change to or in the interpretation or application of the same anytime after execution of this Agreement, the following agreement shall apply: (a) if any Party would enjoy more benefits under any changed or new law than under the relevant law, regulation or rule in effect at the date of this Agreement, without any material adverse effect upon the other Parties, the Parties shall promptly apply for such benefits brought by the changed or new law. The Parties shall make best efforts to procure the approval of such application; and (b) if the aforementioned law change or promulgation causes any direct or indirect material adverse effect to either Party, this Agreement shall be implemented in its original terms and conditions. However, the Parties shall try all lawful means to procure exemption from compliance with such changed or new law provisions. In the event such adverse effect on the economic interest of either Party is unable to be resolved pursuant to this Agreement, the affected Party may give notice to the other Parties, and the Parties shall hold prompt discussion and make all necessary amendments to this Agreement so as to maintain the economic benefits otherwise enjoyed by the affected Party.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

9.5

Subject to PRC laws, the arbitration tribunal may award remedies over the shares or land assets of Principal, injunctive relief (including but not limited to matters of business or compel the transfer of assets) or award the winding-up of Principal. Any party shall have the right to apply for enforcement of arbitration awards to the court with jurisdiction after the arbitration awards come into force. Subject to PRC laws, the courts of Hong Kong and China also have jurisdiction for the enforcement of the arbitration awards and the interim remedies against the shares or land assets of Principal.

10.	ASSIGNMENT

10.1	Without Proxy’s prior written consent, each Principal or the OpCo shall not assign its rights and obligations under this Agreement to any third party.

10.2

Each Principal and OpCo agree that Proxy may assign its obligations and rights under this Agreement to any third party upon a prior written notice to all Principals and OpCo but without the consent of any Principal or OpCo.

11.	AMENDMENT, CHANGE AND SUPPLEMENT

11.1	Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

11.2

If The Stock Exchange of Hong Kong Limited (“SEHK”) or any other relevant regulatory authority or stock exchange requests any amendment to this Agreement or if there is any change to the Rules Governing the Listing of Securities on the SEHK or any other relevant stock exchange rules that is relevant to the terms of this Agreement, the Parties shall make corresponding changes to the terms of this Agreement.

12.	SURVIVAL

12.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

12.2	The provisions of Sections 7, 9 and this Section 12 shall survive the termination of this Agreement.

13.	MISCELLANEOUS

13.1

This Agreement is written in both Chinese and English language in four copies, each Party having one copy and Proxy keeping the remaining copies with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

13.2	This Agreement is binding on the legitimate assigns and successors of all Parties.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

13.3

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

[The space below is intentionally left blank.]

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Voting Trust Agreement as of the date first above written.

Proxy: Shanghai Huiyuan Management Consulting Company Limited

By:	/s/ Gibb Gregory Dean
Name:	Gibb Gregory Dean
Title:	Legal Representative

SIGNATURE PAGE TO VOTING TRUST AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Voting Trust Agreement as of the date first above written.

Shanghai Xiongguo Corporation Management Co., Ltd

By:	/s/ Gibb Gregory Dean
Name:	Gibb Gregory Dean
Title:	Legal Representative

Shanghai Huikang Information Technology Co., Ltd.

By:	/s/ Yang Xue Lian
Name:	Yang Xue Lian
Title:	Legal Representative

SIGNATURE PAGE TO VOTING TRUST AGREEMENT

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Voting Trust Agreement as of the date first above written.

OpCo: Shanghai Lujiazui International Financial Asset Exchange Co., Ltd.

By:	/s/ Gibb Gregory Dean
Name:	Gibb Gregory Dean
Title:	Legal Representative

SIGNATURE PAGE TO VOTING TRUST AGREEMENT